Exhibit 99.2
FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES
ISSUED BY
CANARGO ENERGY CORPORATION
     THE RIGHTS OFFERING SUBSCRIPTION PERIOD WILL EXPIRE AT • P.M., U.S. EASTERN TIME (• CET), ON •, 2008, UNLESS CANARGO ENERGY CORPORATION EXTENDS THE RIGHTS OFFERING (SUCH TIME AND DATE WITH RESPECT TO THE EXPIRATION OF THE RIGHTS OFFERING, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).
     This form (this “Notice of Guaranteed Delivery”) must be used to exercise the transferable subscription rights (the “Rights”) to acquire common stock, par value $0.10 per share (“Common Stock”), of CanArgo Energy Corporation, a Delaware corporation (the “Company”), pursuant to the rights offering (the “Rights Offering”) described in the Company’s accompanying prospectus, dated •, 2008 (the “Prospectus”), if a holder of Rights cannot deliver the subscription rights certificates evidencing the Rights (the “Subscription Rights Certificates”) to Computershare, the U.S. Subscription Agent for the Rights Offering (the “U.S. Subscription Agent”), at or prior to the Expiration Time. Such form must be delivered by hand or sent by facsimile transmission or mail to the U.S. Subscription Agent, and must be received by such Subscription Agent at or prior to the Expiration Time. See the discussion set forth under “The Rights Offering” in the Prospectus.
     Each Right will allow you to subscribe for one (1) share of Common Stock. Payment of the subscription price of $0.10 per full share of Common Stock (the “Subscription Price”) subscribed for upon exercise of the Rights must be received by the U.S. Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time even if the Subscription Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. See the discussion set forth under “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.
     The address and the phone and facsimile numbers of the U.S. Subscription Agent are:

Computershare
350 Indiana Street, Suite 800
Golden, CO 80401
(303) 262-0600 (phone)

By Facsimile Transmission (Eligible Institutions Only)
(303) 262-0609

Confirm Facsimile Receipt by Telephone:
(303) 262-0600
     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the U.S. Subscription Agent at the above address, or by facsimile transmission, before the Expiration Time. Deliveries to the Company, or the Manager will not be forwarded to the U.S. Subscription Agent and therefore will not constitute a valid delivery. In addition, deliveries to The Depository Trust Company or VPS System in Norway will not constitute a valid delivery to the U.S. Subscription Agent.
     If you have questions, or need assistance or additional documentation with respect to the Rights, please contact Computershare. The address and telephone numbers for Computershare for this purpose are as follows:
Computershare
350 Indiana Street, Suite 800
Golden, CO 80401
(303) 262-0600 (phone)
Call toll-free: (800) 962-4284
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Subscription Rights Certificate is required to be guaranteed by an Eligible Guarantor Institution (as defined below) under the instructions to the Subscription Rights Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Subscription Rights Certificate.

Ladies and Gentlemen:
     The undersigned hereby represents that it is the holder of Subscription Rights Certificate(s) representing                      Rights and that such Subscription Rights Certificate(s) cannot be delivered to the U.S. Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Rights to subscribe for shares of Common Stock represented by such Subscription Rights Certificate(s) pursuant to the guaranteed delivery procedures set forth in the Prospectus. The undersigned understands that payment of the Subscription Price of $0.10 per full share of Common Stock subscribed for must be received by the U.S. Subscription Agent at or before the Expiration Time:
Number of Shares Subscribed for:
Payment in the aggregate:

☐	is being delivered to the U.S. Subscription Agent herewith; or

☐	has been delivered separately to the U.S. Subscription Agent, and was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

	☐	certified check

	☐	uncertified check (payment by uncertified check will not be deemed to have been received by the U.S. Subscription Agent until such check has cleared. Holders paying by uncertified check are urged to make payment sufficiently in advance of the Expiration Time to ensure that payment clears by such date.)

	☐	bank draft (cashier’s check)

	☐	money order
Name of maker:
Date of check or draft or money order number:
Bank on which check is drawn or issuer of money order:

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.
(Please Type or Print Except for Signature(s))
Subscription Rights Certificate Nos. (if available):

Name(s) of record holder(s) of Subscription Rights Certificate:

Address(es):

(Include Zip Code)
Telephone Number, including Area Code:

Signature(s) of record holder or authorized signatory:

Date:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:
Name:

Capacity:

Address (including Zip Code):

Telephone Number:

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a member firm of a registered national securities exchange or member of the Financial Industry Regulatory Authority, Inc., commercial bank or trust company having an office or correspondent in the United States, or another Eligible Guarantor Institution as defined in Rule 17Ad-15 under the U.S. Securities Exchange Act of 1934, as amended (each, an “Eligible Guarantor Institution”), hereby guarantees that within three business days from the date of receipt by the U.S. Subscription Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the U.S. Subscription Agent the Subscription Rights Certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.
(Please Type or Print Except for Signature)
Name of Firm:

Authorized Signature:

Name:

Title:

Address:

(Include Zip Code)
Telephone Number, including Area Code:

Dated:                     , 2008
The institution that completes this form must communicate the guarantee to the U.S. Subscription Agent and must deliver the Subscription Rights Certificates to the U.S. Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.
DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES WITH THIS FORM

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